EXHIBIT 10.24.1



















                    UNION CARBIDE CORPORATION

                    BENEFITS PROTECTION TRUST


                       TABLE OF CONTENTS

ARTICLE                                                     PAGE

FIRST:        Definitions                                     2

SECOND:       Creation of Trust                               6

THIRD:        Payments from the Trust                        11

FOURTH:       Management of Trust Assets                     14

FIFTH:        Administrative Powers                          24

SIXTH:        Insurance and Annuity Contracts                25

SEVENTH:      Taxes, Expenses and Compensation of Trustee    28

EIGHTH:       General Duties of Trustee and Investment
              Director                                       30

NINTH:        Indemnification                                35

TENTH:        No Duty To Advance Funds                       35

ELEVENTH:     Accounts                                       36

TWELFTH:      Administration of the Plans; Communications    37

THIRTEENTH:   Resignation or Removal of Trustee              39

FOURTEENTH:   Amendment of Agreement; Termination of Trust   41

FIFTEENTH:    Prohibition of Diversion                       44

SIXTEENTH:    Prohibition of Assignment of Interest          45

SEVENTEENTH:  Affiliates                                     45

EIGHTEENTH:   Miscellaneous                                  46



            BENEFITS PROTECTION TRUST AGREEMENT
     THIS AGREEMENT, made as of the 1st day of August 1989, by and between UNION CARBIDE CORPORATION, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Company"), and MANUFACTURERS HANOVER TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee"),
                         W I T N E S S E T H :
     WHEREAS, the Company has adopted the plans listed on
Schedule 1 (hereinafter referred to as defined in Schedule 1 or collectively as the "Plans") and may adopt or enter into other such Plans as will be listed from time to time on Schedule 1 and may, from time to time, amend, modify or terminate any such Plan in accordance with its terms; and
     WHEREAS, the Company has adopted the plans, programs, and policies listed on Schedule 2 (hereinafter referred to collectively as the "Protected Plans") and may adopt or enter into other such Protected Plans as will be listed from time to time on Schedule 2 and may, from time to time, amend, modify, or terminate any such Protected Plan in accordance with its terms; and
     WHEREAS, the Company desires to establish the Benefits Protection Trust (hereinafter referred to as the "Trust") in order to ensure that its employees, the employees of its Participating Subsidiaries, and their beneficiaries will receive the benefits which the Company is obligated to provide for them or which they reasonably anticipate receiving pursuant to the Protected Plans; and
     WHEREAS, the Trust is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes pursuant to Sections 671 through 678 of the Internal Revenue Code of 1986 (the "Code"), as amended; and
     WHEREAS, the Company intends that the assets of the Trust will be subject to the claims of creditors of the Company as provided in Article FIFTEENTH; and
     WHEREAS, the Company intends that the existence of the Trust will not alter the characterization of the Plans as "unfunded" and will not be construed to provide taxable income to any participant under the Plans prior to actual payment of benefits thereunder; and
     WHEREAS, the Trustee is not a party to the Plans and makes no representations with respect thereto, and all representations and recitals with respect to the Plans shall be deemed to be those of the Company;
     NOW, THEREFORE, the Company and the Trustee agree as follows:
     FIRST:  Definitions.
     (a) Any term that is referenced in the Plans shall have in this Agreement the same meaning ascribed to it in the Plans, unless the context clearly indicates a different meaning.
     (b) For purposes of this Agreement, an Unfriendly Change In Control shall be deemed to occur if:
          (1) a change in control of the Company would be required to be reported in response to item 1(a) of the current Report of Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

          (2) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute an Unfriendly Change in Control;

          (3) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (A) becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board of Directors of the Company, or (B) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board of Directors of the Company; or

          (4) during any period of twenty-four consecutive months (not including any period prior to the adoption of this Agreement), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board of Directors of the Company. For purposes of this Agreement, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board of Directors of the Company or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors.

     Notwithstanding the foregoing, an Unfriendly Change of Control shall not be deemed to occur pursuant to Subparagraph
(2), above, solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by one or more employee benefit plans maintained by the Company.
     Provided, however, that a transaction or transactions described in Subparagraphs (b)(1), (b)(2), or (b)(3) of this Article FIRST arranged by, or consummated with the prior approval of, a majority of the Present Directors and New Directors, shall not be deemed an Unfriendly Change in Control if a majority of the Present Directors and New Directors certify to the Trustee that such transaction or transactions should not be deemed an Unfriendly Change in Control.
     The Company shall notify the Trustee in writing of the occurrence of any event described in subparagraphs (b)(1) through
(b)(4) above, as soon as practicable after the Company first learns of such event. The Trustee may rely upon such notice from the Company in performing any of its obligations or taking any discretionary action under this Agreement which is dependent upon an Unfriendly Change in Control having occurred, provided, however, that in the absence of such notice, the Trustee may rely on its own determination, including opinion of counsel (who may be counsel to the Company or the Trustee), that an Unfriendly Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct. The Trustee may also request that the Company furnish evidence to determine or to enable the Trustee to determine, whether an Unfriendly Change in Control has occurred. The Trustee's determination whether an Unfriendly Change in Control has occurred shall be binding and conclusive on all Participants.
     (c) "Threatened Change in Control" shall mean each of the following events (but no event other than the following events), except as otherwise provided below:
          (1) Any persons as defined in Paragraph (b) above, without the prior approval of a majority of the Present Directors
(A) becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities, or (B) initiates a tender offer to acquire securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or
          (2) The Board of Directors of the Company notifies the Trustee in writing that a Threatened Change in Control exists.
     Notwithstanding the foregoing, a Threatened Change in Control shall not be deemed to occur pursuant to Subparagraph (1) above solely because ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by one or more employee benefit plans maintained by the Company.
     The Company shall notify the Trustee in writing of the occurrence of any event described in subparagraph (c)(1) above as soon as practicable after the Company first learns of such event. The Trustee may rely upon such notice from the Company in performing any of its obligations or taking any discretionary action under this Agreement which is dependent upon a Threatened Change in Control having occurred, provided, however, that in the absence of such notice, the Trustee may rely on its own determination, including opinion of counsel (who may be counsel to the Company or the Trustee), that a Threatened Change in Control has occurred, unless such a determination arises out of the Trustee's gross negligence or willful misconduct. The Trustee may also request that the Company furnish evidence to determine or to enable the Trustee to determine, whether a Threatened Change in Control has occurred. The Trustee's determination whether a Threatened Change in Control has occurred shall be binding and conclusive on all Participants.
     (d) "Threatened Change in Control Period" shall mean the period beginning on the date a Threatened Change of Control occurs and ending on the earliest of
          (1) If the Threatened Change in Control was caused by an event described in Subparagraph (c)(1), on the date first subsequent to the date on which the person referred to therein does not own securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities, having terminated any tender offer instituted by him; or
          (2) If the Threatened Change in Control shall be deemed to have occurred by reason of the notice described in Subparagraph (c)(2), on the date that a majority of the Present Directors and New Directors of the Board of Directors of the Company shall have notified the Trustee in writing that the Threatened Change in Control has terminated; or
     (e)  The date the Unfriendly Change in Control occurs.
     SECOND: Creation of Trust. (a) The Company hereby establishes with the Trustee and the Trustee hereby accepts a trust consisting of the following property (subject to the rights of the Company to withdraw such property pursuant to Paragraph
(f) of this Article SECOND):
          (1) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the Equalization Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Equalization Account");
          (2) such cash and other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the Supplemental Retirement Income Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter referred to as the "SRIP Account");
          (3) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the 1983 Bonus Deferral Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "1983 Bonus Deferral Account");
          (4) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the 1984 Bonus Deferral Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "1984 Bonus Deferral Account");
          (5) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time as contributions under the Key International Management Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "KIMP Account");
          (6) such cash or other property acceptable to the Trustee as shall be paid or delivered to the Trustee from time to time to be used to satisfy future liabilities of the Company with regard to the Severance Compensation Agreements of the Company, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Severance Compensation Agreement Account"); and
          (7) cash in the amount of 1.5 million dollars ($1,500,000), together with the earnings thereon, and realized and unrealized gains (net of any losses) attributable thereto, (all of which is hereinafter called the "Benefits Protection Account"). Neither the cash nor any other property held in the Benefits Protection Account shall be available for payment of benefits to participants and beneficiaries under the Plans.
     (b) The Company may contribute to any Account an irrevocable letter of credit (hereinafter referred to as a "L/C"). The following provisions shall be applicable to any such L/C:
          (1) the L/C shall expire no sooner than two (2) years from the date of issuance,
          (2) the Company shall continue to maintain such L/C in effect until it is replaced by cash or another irrevocable L/C or the Company withdraws such L/C pursuant to Paragraph (f) of this Article SECOND or this Agreement terminates, whichever occurs first,
          (3) the Company shall renew or replace such L/C at least thirty (30) days before its expiration for an additional period of one (1) year,
          (4) if such L/C, or any renewal thereof, is not renewed or replaced by a L/C delivered to the Trustee at least thirty (30) days before the expiration of the predecessor L/C, the Trustee may draw down the full amount of such L/C and hold the proceeds pursuant to the terms of this Agreement,
          (5) the Trustee may also draw down on such L/C at any time the Trustee determines the proceeds of such L/C are necessary to allow the Trustee to fulfill its obligations under this Agreement,
          (6) the proceeds of such L/C shall be available to the Trustee upon the Trustee's presentation of its sight draft,
          (7) the Company may, at any time, replace such L/C with another irrevocable L/C having substantially similar terms, or with an equal amount of cash, or any combination thereof,
          (8) any L/C shall be issued by a bank (including the Trustee) with assets in excess of $2 billion and net worth in excess of $100 million, shall be reasonably acceptable to the Trustee, and shall be in a form as shall be reasonably acceptable to the Trustee.
     (c) The Trustee, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of the Trustee at all times shall show the percentages of the Trust allocable to the Equalization Account, the SRIP Account, the 1983 Bonus Deferral Account, the 1984 Bonus Deferral Account, the KIMP Account, the Severance Compensation Agreement Account, the Benefits Protection Account and such other Account(s) as may subsequently be established under this Trust (herein referred to collectively as the "Accounts").
      (d) The assets of the Accounts may be used to discharge the obligations of the Company as follows:
          (1) The assets of the Equalization Account may be used to discharge the obligations of the Equalization Plan and, to the extent the assets of the SRIP Account are insufficient, the obligations of the Supplemental Retirement Income Plan;
          (2) The assets of the SRIP Account may be used to discharge the obligations of the Supplemental Retirement Income Plan and, to the extent the assets of the Equalization Account are insufficient, the obligations of the Equalization Plan.
          (3) The assets of the 1983 Bonus Deferral Account may be used to discharge the obligations of the 1983 Bonus Deferral Plan and, to the extent the assets of the 1984 Bonus Deferral Account are insufficient, the obligations of the 1984 Bonus Deferral Plan.
          (4) The assets of the 1984 Bonus Deferral Account may be used to discharge the obligations of the 1984 Bonus Deferral Plan and, to the extent the assets of the 1983 Bonus Deferral Account are insufficient, the obligations of the 1983 Bonus Deferral Plan.
          (5) The assets of the KIMP Account shall be used to discharge the obligations of the Key International Management Plan.
          (6) The assets of the Severance Compensation Agreement Account shall be used to discharge the obligations of the Company under the Severance Compensation Agreements.
          (7) The assets of the Benefits Protection Account may be used as set forth in Paragraph (c) of Article EIGHTH, and Article SEVENTH.
          (8) After an Unfriendly Change in Control occurs, the assets of each Account, upon the termination of the Plan under which such Account was established, and the satisfaction of all liabilities with regard to such terminated Plan pursuant to Paragraph (d) of Article FOURTEENTH, shall be distributed among such remaining Account(s), other than the Benefits Protection Account, that the Trustee determines may not have sufficient assets to pay all future liabilities relating to such Account(s).
      (e) The Company and the Trustee agree that the Trust created herein shall not be revocable by the Company or by any successor thereto during a Threatened Change in Control Period or after an Unfriendly Change in Control, and is intended to be a grantor trust under the provisions of Sections 671 through 678 of the Internal Revenue Code of 1986, as amended.
      (f) The Company may, from time to time, add to or withdraw from the assets of the Trust, but subject to the termination provisions of Article FOURTEENTH hereof, such withdrawal may not reduce the property in the Benefits Protection Account of the Trust, including any L/C, below 1.5 million dollars ($1,500,000). The Company may add funds to the Trust at any time and shall designate the Account to which such funds shall be credited. Any such additional funds shall also be available to pay the fees and expenses of the Trustee if the amounts transferred pursuant to the Benefits Protection Account are exhausted. Notwithstanding the foregoing, the Company shall not make any withdrawal from the Trust during a Threatened Change in Control Period or after an Unfriendly Change in Control until all liabilities of the Company under the Plans are satisfied and all of the purposes of this Agreement are fulfilled.
     THIRD:  Payments from the Trust.  (a)  Subject to Paragraph
(f) of Article SECOND hereof, Paragraph (b) of this Article THIRD and Paragraph (b) of Article FIFTEENTH hereof, the Trustee, from time to time upon receipt of direction from the Company prior to an Unfriendly Change in Control (other than during a Threatened Change in Control Period), shall make payments from the Trust, as specified in such direction to such persons, in such manner and in such amounts as the Company shall direct, and amounts paid pursuant to such direction (or in accordance with Article SEVENTH hereof) thereafter no longer shall constitute a part of the Trust.
      (b) The Company may, from time to time, prior to an Unfriendly Change in Control, furnish the Trustee with certain information regarding the participants and beneficiaries under the Plans and the determination of the benefits under the Plans (hereinafter referred to as "Participants Data"). The Trustee shall be entitled to rely on the accuracy of the Participant Data provided by the Company prior to an Unfriendly Change in Control, and shall have no duty to verify the accuracy thereof. The Company shall, during a Threatened Change in Control Period, and after an Unfriendly Change in Control occurs, furnish the Trustee with Participant Data at least once each Plan Year. Such Participant Data shall include (1) names, addresses, dates of birth, and social security numbers of each participant and beneficiary in the Plans; (2) the amount and form of benefits under each of the Plans of each participant and beneficiary if such participant would retire or die as of either the last day of such Plan Year or the last day of the Plan Year in which such Participant attained age 62; (3) earnings history, compensation (cash and deferred) and bonus history of each participant; (4) amounts payable from the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies on behalf of each participant; (5) a schedule of the estimated yearly cash payments under the Plans; and (6) any other information regarding the Plan which the Trustee may reasonably request or which the Company may deem necessary.
     During a Threatened Change in Control Period or after an Unfriendly Change in Control and notwithstanding any other provisions of this Agreement, the Trustee shall, without direction from the Company, to the extent funds are available in the Trust for such purpose, make payments to participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans based on the most recent Participant Data furnished to the Trustee by the Company prior to an Unfriendly Change in Control and any supplemental information furnished to the Trustee by a participant or beneficiary upon which the Trustee may reasonably rely in making such determination. The Trustee may make such reasonable inquiry of the Company as is necessary to determine whether any amounts that would otherwise be payable under this Agreement have previously been paid by the Company, and may reasonably rely on any information provided by the Company with regard to such payment. A determination by the Trustee with regard to a Participant's entitlement to payments under the terms of this Agreement shall be binding as to all Participants and the Company.
      (c) In the event it shall be determined prior to an Unfriendly Change in Control that the participants and/or beneficiaries of the Plans are subject to any tax under the terms of the Trust created hereunder, then the Trustee, upon receipt of direction from the Company, shall make payments from the Trust to such persons, in such manner and in such amounts as the Company shall direct, for purposes of (1) paying the amount of Federal, State and Local tax and interest and any penalties thereon which such participants and/or beneficiaries may incur arising out of such determination or (2) distributing the interests of
participants and beneficiaries in the Trust.    In the event such
a determination is made after an Unfriendly Change in Control occurs, then each participant or beneficiary who is subject to such tax, may direct the Trustee, in writing, to make payments from the Trust for either of the purposes set forth in section
(1) or (2) of the preceding sentence. The Trustee shall not make the payments for the purposes set forth in the first sentence of this Paragraph (c) without such written direction.
      (d) Payments to participants and beneficiaries pursuant to Paragraphs (b) and (c) of this Article THIRD shall be made by the Trustee to the extent that Trust funds for such purposes are sufficient to allow such payments. Subject to Paragraph (d) of Article SECOND, in any month in which the Trustee determines that a particular Account in the Trust does not have sufficient funds to provide for the payment of all amounts otherwise payable to participants and beneficiaries in such month under a particular Plan, the amount otherwise payable to each such participant or beneficiary under such Plan during such month shall be multiplied by a fraction, the numerator of which is the amount of funds then available for the payment of benefits under such Plan and the denominator of which is the total of the benefits payable prior to such reduction during such month to all participants and beneficiaries under such Plan.
      (e) After an Unfriendly Change in Control occurs the Company shall make such contributions to the Trust created hereunder as shall be necessary to ensure the assets of the Trust shall at all times be sufficient to discharge the Company's obligations under the Plans.
     FOURTH: Management of Trust Assets. (a) Subject to Paragraph (b) of this Article FOURTH, the Trustee, prior to an Unfriendly Change in Control, shall have exclusive authority and discretion to manage and control the Trust assets, and pursuant to such authority and discretion, may exercise, from time to time and at any time, the power:
      (1) To invest and reinvest the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal-Government-backed securities;
      (2) To sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;
      (3) To manage, operate, repair and improve, and mortgage or lease for any length of time any real property held in the Trust; to renew or extend any mortgage, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest or any other modification in the terms of any mortgage or of any guarantee pertaining to it; to enforce any covenant or condition of any mortgage or guarantee or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any mortgage or guarantee;
      (4) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust;
      (5) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;
      (6) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;
      (7) To borrow from any lender (including the Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;
      (8) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;
      (9) To make loans of securities held in the Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of the Trust involved in the transaction or renders investment advice with respect to those assets; and
      (10) To invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this Paragraph (a) of Article FOURTH, so long as such form or type of investment is a form or type of investment approved by the Principal Financial Officer of the Company, or such other officer designated by the Company, for the investment of assets of the Trust.
          (b) (1) (A) The Principal Financial Officer of the Company, or such other officer designated by the Company, at any time and from time to time may direct the Trustee to segregate one or more specified portions of the Trust into a separate investment account or accounts (each hereinafter called a "Segregated Investment Account"), and may appoint and designate an Investment Director to direct the Trustee in the management of the assets of each such Segregated Investment Account (hereinafter called "that Investment Director's Segregated Investment Account").
          (B) Any Investment Director appointed by the Principal Financial Officer of the Company may be either an officer or employee of the Company, a subsidiary or affiliate of the Company, or an Investment Manager who is not an officer or employee of the Company. Any Investment Manager so appointed must be either (i) an investment adviser registered as such under the Investment Advisers Act; or (ii) a bank, as defined in that Act; or (iii) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of
the Trust under the laws of more than one State.    The Trustee
until notified in writing to the contrary shall be fully protected in relying upon any written notice of the appointment of an Investment Director furnished to it by the Company. In the event of any vacancy in the office of Investment Director, the Trustee shall be deemed to be the Investment Director of that Investment Director's Segregated Investment Account until an Investment Director shall have been duly appointed to direct the Trustee in the management of the assets of that Investment Director's Segregated Investment Account; and in such event until an Investment Director shall have been so appointed and qualified, references herein to the Trustee's acting in respect of that Investment Director's Segregated Investment Account pursuant to direction from the Investment Director shall be deemed to authorize the Trustee to act on its own discretion in managing and controlling the assets of that Investment Director's Segregated Investment Account, and Paragraphs (4) and (5) of this Paragraph (b) shall have no effect and shall be disregarded.
          (2) Any Investment Director appointed pursuant to Paragraph (b) (1) of this Article FOURTH shall have exclusive authority and discretion to manage and control the assets of that Investment Director's Segregated Investment Account, and pursuant to such authority and discretion may direct the Trustee from time to time and at any time:
          (A) To invest and reinvest that Investment Director's Segregated Investment Account, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the risk of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal Government-backed securities; provided, however, that the Trustee, upon specific directions in writing from that Investment Director, shall invest and reinvest some or all of the assets of that Investment Director's Segregated Investment Account in qualifying securities issued by the Company or by an affiliate of the Company, to the extent permitted by the Employee Retirement Income Security Act of 1974, unless the Trustee shall deem such directed investment or reinvestment to be inconsistent with the provisions of Paragraph (a) of Article EIGHTH and that the Trustee may retain any such securities acquired for that Investment Director's Segregated Investment Account at the direction of that Investment Director until that Investment Director directs the Trustee to dispose of them; but no direction of any Investment Director to sell any securities issued by the Company or by an affiliate of the Company shall be binding if it would require the Trustee to violate any law respecting the public distribution of securities, and, in any event, without limiting the generality of the provisions of Article NINTH, the Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's breach of his own duties, by reason of the Trustee's investing in, or reinvesting in or selling such securities in accordance with any direction from any Investment Director or by reason of the Trustee's failure to sell any such securities in the absence of any direction from that Investment Director to sell them; and
          (B) To perform acts similar to those authorized to the Trustee in Subparagraphs (2) through (10) of Paragraph (a) of this Article FOURTH.
         (3) In addition, each Investment Director from time to time and at any time may delegate to the Trustee discretionary authority to invest and reinvest funds of that Investment Director's Segregated Investment Account in debt securities (including obligations of the Government of the United States) payable on demand or having maturities not exceeding one year or in interests in any trust fund that has been or shall be created and maintained by the Trustee as trustee for the collective short-term investment of funds, the instrument creating such trust fund, together with any amendments, modifications or supplements thereof, being hereby effective when and as such investments are made, incorporated in and made a part of this Agreement as fully and to all intents and purposes as if set forth herein at length.
          (4) The Trustee shall exercise in respect of each Investment Director's Segregated Investment Account the powers set forth in Paragraph (b) (2) of this Article FOURTH only when and to the extent directed in writing by that Investment Director. Each Investment Director, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer, and for such purpose the Trustee will upon request execute and deliver to that Investment Director one or more trading authorizations. Written notification of the issuance of each such order shall be given promptly to the Trustee by that Investment Director, and the execution of each such order shall be confirmed by the broker to that Investment Director and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

          (5) Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of any Investment Director, knowing such act or omission to be a breach of the fiduciary responsibility of that Investment Director with respect to the Trust, or enables such a breach to occur through the Trustee's failure to comply with the Trustee's own duties, the Trustee shall not be liable for any act or omission of any Investment Director, and shall not be under any obligation to invest or otherwise manage the assets of the Trust that are
subject to the management of any Investment Director.    Without
limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction of any Investment Director any action in respect of that Investment Director's Segregated Fund, pursuant to this Paragraph (b), or pursuant to a notification of an order to purchase or sell securities for the account of any Investment Director's Segregated Investment Account issued by that Investment Director, nor shall the Trustee be liable by reason of its refraining from taking any action in respect of any Investment Director's Segregated Investment Account because of the failure of that Investment Director to give such direction or order; the Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Director; and the Trustee shall be under no duty to make any review of investments acquired for any Investment Manager's Segregated Investment Account at the direction or order of that Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

          (6) Without limiting the generality of the provisions of Article NINTH, the Company agrees, to the extent permitted by law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of the Trustee's breach of his own duties, by reason of the Trustee's taking or refraining from taking any action in accordance with this Paragraph (b), including, without limiting the generality of the foregoing, any claim or liability that may be asserted against the Trustee on account of failure to receive securities purchased, or failure to deliver securities sold, pursuant to orders issued by an Investment Director directly to a broker or dealer.
     (c) After an Unfriendly Change in Control occurs and subject to Article SIXTH hereof, the Trustee shall have the exclusive authority and discretion to manage and control the Trust assets, and may appoint Investment Managers (as defined in Paragraph (b) (1) (A) of this Article FOURTH) including affiliates of the Company or the Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Trustee, or any investment manager appointed pursuant to this Paragraph (c), may exercise, from time to time and at any time, the power to hold or dispose of any assets held by the Trust on the date an Unfriendly Change in Control occurs, and shall invest and reinvest the Trust, without distinction between principal and income, in an immunized or dedicated portfolio of bonds, debentures, equipment or collateral trust certificates, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and any portfolio of other property, or part interest in property, real or personal, foreign or domestic, such that the rates of return and maturity dates of the instruments of such portfolio may reasonably be expected to yield assets of the Trust sufficient to discharge the Company's obligations under the Plans as set forth in the most recent Participant Data (including, without limitation, the information specified in clause (5) of Paragraph (b) of Article THIRD hereof) furnished to the Trustee prior to such Unfriendly Change in Control.
     FIFTH: Administrative Powers. The Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to the Trust:
     (a) To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Agreement; the Trustee's books and records shall at all times show that such property is part of the Trust; and the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;
     (b) To continue to hold any property of the Trust whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, cash temporarily awaiting investment and such cash as it deems advisable or as the Company from time to time may specify prior to an Unfriendly Change in Control in order to meet the administrative expenses of the Trust or anticipated distributions therefrom;
     (c) To organize and incorporate under the laws of any state it may deem advisable one or more corporations (and to acquire an interest in any such corporation that it may have organized and incorporated) for the purpose of acquiring and holding title to any property, interests or rights that the Trustee is authorized to acquire under Article FOURTH hereof;
     (d) To employ in the management of the Trust suitable agents, without liability for any loss occasioned by any such agents selected by the Trustee with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
     (e) To make, execute and deliver, as Trustee, any deeds, conveyances, leases, mortgages, contracts, waivers or other instruments in writing that the Trustee may deem necessary or desirable in the exercise of its powers under this Agreement; and
     (f) To do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in Articles FOURTH, FIFTH, and SIXTH hereof or otherwise in the best interests of the Trust.
     SIXTH: Insurance and Annuity Contracts. (a) The Trustee, upon written direction of the Company prior to an Unfriendly Change in Control, shall pay from the Trust such sums to such insurance company or companies as. the Company may direct for the purpose of procuring participating or nonparticipating insurance and/or annuity contracts for the Trust (hereinafter in Article SIXTH referred to as "Contracts"). The Company shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Trustee shall receive and hold in the Trust, subject to the provisions hereinafter set forth in this Article SIXTH, all Contracts so obtained.
     (b) The Trustee shall be the complete and absolute owner of Contracts held in the Trust and, upon written direction of the Company prior to an Unfriendly Change in Control, shall have the power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. Prior to an Unfriendly Change in Control, the Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Trust, but shall exercise such powers or take such action only upon the written direction of the Company and the Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Trustee, upon the written direction of the Company prior to an Unfriendly Change in Control, shall deliver any Contract held in the Trust to such person or persons as may be specified in the direction.
     (c) The Trustee shall hold in the Trust the proceeds of any sale, assignment or surrender of any Contract held in the Trust and any and all dividends and other payments of any kind received in respect of any Contract held in the Trust.
     (d) Upon the written direction of the Company prior to an Unfriendly Change in Control, the Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust. The Trustee shall have no duty to make any such payment unless and until it shall have received such direction. After an Unfriendly Change in Control, the Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust, without direction from the Company.
     (e) No insurance company that may issue any Contract or Contracts held in the Trust shall be deemed to be a party to this Agreement for any purpose, or to be responsible in any way for the validity of this Agreement or to have any liability under this Agreement other than as stated in each Contract that it may issue. Any insurance company may deal with the Trustee as sole owner of any Contract issued by it and held in the Trust, without inquiry as to the authority of the Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from the Trustee believed by it to be genuine and to be signed by an officer of the Trustee and shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in the Trust either to the Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, to question any action of the Trustee or to see that any action of the Trustee is authorized by the terms of this Agreement.
     (f) Anything contained herein to the contrary notwithstanding, neither the Company nor the Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectible.
     (g) After an Unfriendly Change in Control, the Trustee shall exercise any of the powers set forth in this Article SIXTH without direction from the Company, including the power to negotiate for and purchase Contracts the rates of return and maturity dates of which may reasonably be expected to yield assets of the Trust sufficient to discharge any or all of the obligations of the Company under the Plans.
     SEVENTH:  Taxes, Expenses and Compensation of Trustee.
     (a) The Company shall pay any Federal, State, Local or other taxes imposed or levied with respect to the corpus and/or income of the Trust or any part thereof under existing or future laws, and the Company, in its discretion, or the Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. The Trustee shall deduct any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.
      (b) The Trustee, without direction from the Company, shall pay from the Trust the reasonable and necessary expenses and compensation of counsel and all other reasonable and necessary expenses of managing and administering the Trust that are not paid by the Company including, but not limited to, Participant record keeping expenses, investment management fees, computer time charges, data retrieval and input costs, and charges for time expended by personnel of the Trustee in fulfilling the Trustee's duties.
     (c) The Company shall pay to the Trustee from time to time such reasonable compensation for its services as trustee as is specified in Schedule 3 or as subsequently agreed to by the Company and the Trustee, but until paid, such compensation and reimbursement for expenses incurred by the Trustee pursuant to this Article SEVENTH shall constitute a charge upon the Trust, such charge to have priority over any payments due participants under the Plans. Notwithstanding the foregoing, in the event the initial three-year term of this Agreement or any renewal term ends during a Threatened Change in Control Period, or after an Unfriendly Change in Control, the Trustee's compensation for each twelve-month period beginning upon termination of such initial or renewal term shall be adjusted for any increases in the cost of living by multiplying the rate of compensation at the end of such initial or renewal term by a fraction (but not less than one)1 the numerator of which is the monthly average for such twelve-month period of the Consumer Price Index for the New York City Standard Metropolitan Statistical Area, as published by the Bureau of Labor Statistics, and the denominator of which is the monthly average of said Consumer Price Index for the last twelve months of the initial term, or the last renewal term, if any. If the Consumer Price Index referred to in the preceding sentence is hereafter discontinued or revised so that the computation of the adjustment cannot be made in the manner hereinabove provided, then such other index then published by the United States Government, or an agency or department thereof, as shall most closely approximate the Consumer Price Index in effect on the date hereof, shall be used to make such adjustment. Any such adjustment shall be billed when computed as an additional fee in respect of the twelve-month period to which it relates and shall be payable within thirty (30) days of the date billed, and the Trustee's compensation, as so adjusted, shall become the minimum fee for the next succeeding twelve-month period.
     (d) After an Unfriendly Change in Control, the Trustee shall bill the Company directly, on a monthly basis, for all expenses described in Paragraph (b) of this Article SEVENTH and all fees described in Paragraph (c) thereof which amounts shall be immediately due and payable except as otherwise provided in Paragraph (c). If such amounts are not paid by the Company within thirty (30) days of the billing date, the Trustee may pay such amounts from the Benefits Protection Account. The Trustee may commence legal action to recover any amount not paid within thirty (30) days of the billing date, and shall be obligated to commence such an action if the Company's failure to pay causes a reduction below $1,500,000 in the assets of the Trust attributable to the Benefits Protection Account.
     EIGHTH:  General Duties of Trustee and Investment Director.
(a) Subject to Article FIFTEENTH hereof, the Trustee, any Investment Director appointed pursuant to Paragraph (b) of Article FOURTH, and any Investment Manager appointed pursuant to Paragraph (c) of Article FOURTH, shall discharge their duties under this Agreement solely in the interest of the participants in the Plans and their beneficiaries and (1) for the exclusive purpose of providing benefits to such participants and their beneficiaries and defraying reasonable expenses of administering the Plans; and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; but the duties and obligations of the Trustee and any Investment Director shall be limited to those expressly imposed upon them by this Agreement notwithstanding any reference herein to the Plans or the Protected Plans.
     (b) The Trustee may consult with counsel, who may be counsel for the Company or for the Trustee in its individual capacity, and shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel.
     (c)     (1)      Within thirty (30) days after an Unfriendly
Change in Control, the Company shall notify participants and beneficiaries of the Protected Plans in writing of the Trustee's availability to aid them in pursuing any claims they may have against the Company under the terms of those of the Protected Plans under which they are covered. The Company shall provide such notice by using the same method used by Department of Labor 29 C. F. R. Section 2520. 104b-1(b)(1) as now in effect without regard to subsequent amendments. If the Company fails to do so, the Trustee shall provide such notification by placing an advertisement in one newspaper of general circulation in each of the ten locations in which the largest number of employees are located as communicated by the Company to the Trustee prior to an Unfriendly Change in Control.
           (2) If, after an Unfriendly Change of Control, a participant or beneficiary of a Protected Plan notifies the Trustee that the Company (or insurance company, contract administrator or any other party, if applicable) has refused to pay a claim asserted by the participant or beneficiary under any of the Protected Plans, and the Trustee determines that the assets held in the Accounts are not available to pay such claim, then, unless the Trustee shall determine that the claim has no basis in law and fact (in which case the Trustee shall notify the participant or beneficiary of such determination and shall take no further action with respect to the claim), the Trustee:
          (A) will promptly attempt to negotiate with the Company (or insurance company, contract administrator or other party, if applicable) to obtain payment, settlement, or other disposition of the claim, subject to the consent of the participant or beneficiary;
           (B) will if (i) negotiations fail after sixty (60) days of their commencement to result in a payment, settlement or other disposition agreeable to the participant or beneficiary (hereafter referred to in this Paragraph (c) of Article EIGHTH as the "Plaintiff"), (ii) the Trustee at any time reasonably believes further negotiations not to be in the Plaintiff's best interest, or (iii) any applicable statute of limitations would otherwise expire within sixty (60) days, upon the receipt of written authorization from the Plaintiff in substantially the form attached as Exhibit A hereto, institute and maintain legal proceedings (the "Litigation") against the Company or other appropriate person or entity to recover on the claim on behalf of the Plaintiff; and
           (C) may, subject to the written consent of the Plaintiff, settle or discontinue the Litigation. The Trustee shall direct the course of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Trustee deems appropriate, but no less frequently than quarterly. If, during the Litigation,
               (i) the Plaintiff directs in writing that the Litigation on behalf of the Plaintiff be settled or discontinued, the Trustee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Trustee, shall execute and deliver to the Trustee a document in a form acceptable to the Trustee releasing and holding harmless the Trustee from any liability resulting from the Trustees following such direction; or
                (ii) the Plaintiff refuses to consent to the settlement or other disposition of the Litigation on terms recommended in writing by the Trustee, the Trustee may proceed, in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including settlement or discontinuance of the Litigation, provided that the Trustee shall afford the Plaintiff at least fourteen (14) days' advance notice of any decision to settle or otherwise discontinue the Litigation, subject to the provisions of the following sentence.
       If, at any time, the Plaintiff (x) revokes in writing (in substantially the form attached as Exhibit B hereto) the authorization of the Trustee to proceed on his behalf and delivers such writing to the Trustee and (y) appoints his own counsel and so notifies the Trustee in writing, whose fees and expenses are not to be paid by the Trust and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Trustee, then the Trustee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff. Thereafter, the Trustee shall have no obligation to proceed further on behalf of such Plaintiff or to pay any costs or expenses incurred in the Litigation after the date of the delivery of such writing.
       The Trustee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Paragraph (c) of Article EIGHTH and in determining whether to pursue or settle any Litigation. The Trustee shall have the discretion to determine the form and nature that any Litigation against the Company or other appropriate person or entity shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision of this Agreement.
           (3) Subparagraph (c)(2) shall be inapplicable in respect of any Litigation involving the payment of benefits under any Plan in which the Trustee is named a defendant. Any Plaintiff in an action in which the Trustee is named a defendant shall engage his own counsel, whose fees and expenses shall be paid by the Plaintiff, provided, however, that the Trustee shall pay out of the assets of the Benefits Protection Account of the Trust any legal fees and costs awarded to the Plaintiff by a court in such Litigation pursuant to Section 502 (g) (1) of ERISA.
          (4) In the event the Trustee determines that the claim of a participant or beneficiary has no basis in law or fact and such participant or beneficiary pursues such claim against the Company, then the Trustee shall reimburse the participant or beneficiary out of the assets of the Benefits Protection Account of the Trust for any reasonable legal fees and other reasonable costs incurred in pursuing such claim if such participant or beneficiary obtains a settlement or final judgment of a court of competent jurisdiction under which the participant or beneficiary is to receive not less than 50% of the amount originally claimed to the Trustee as the amount owed by the Company.
          (5) With respect to claims by holders of Severance Compensation Agreements, such holders may elect to pursue their own claim (with counsel of their choice) or to have the Trustee pursue such claim. In the event such holders elect to pursue their own claims, the Trustee shall promptly reimburse such holders for all attorneys fees and other expenses incurred to the extent the Company does not pay such amounts as provided in the Severance Compensation Agreements.
          (d) The Company may designate, prior to an Unfriendly Change in Control, counsel to be retained by the Trustee at the expense of the Trust after an Unfriendly Change in Control, to enforce the rights of participants and beneficiaries to benefits under the Protected Plans, as described above. If the designated counsel declines to provide representation, or the Trustee is not satisfied with the quality of representation provided, the Trustee may, from time to time, dismiss the designated firm or any successor and engage another qualified law firm for this purpose including the same law firm which represents the Trustee with respect to its responsibilities as Trustee under this Agreement. The Company may not dismiss or engage such counsel or cause the Trustee to engage or dismiss such counsel after an Unfriendly Change in Control.
     NINTH: Indemnification. The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any liability that it may incur in the administration of the Trust, unless arising from the Trustee's own gross negligence or willful breach of the provisions of its obligations under this Agreement. The Trustee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law.
     TENTH: No Duty To Advance Funds. The Trustee shall have no obligation to advance its own funds for the purposes of fulfilling its responsibilities under this Agreement, and its obligation to incur expenses shall at all times be limited to amounts in the Trust available to be applied toward such expenses.
     ELEVENTH: Accounts. (a) (1) The Trustee shall keep accurate and detailed accounts of all its receipts, investments and disbursements under this Agreement on a calendar year basis, accounting for each Account on a separate basis. Such person or persons as the Company shall designate shall be allowed to inspect the books of account relating to the Trust upon request at any reasonable time during the regular business hours of the Trustee.
           (2) Within 120 days after the close of each calendar year, the Trustee shall transmit to the Company, and certify the accuracy of, a written statement of the assets and liabilities of the Trust, showing the current value of each asset at that date, and a written account of all the Trustee's transactions relating to the Trust during the period from the last previous accounting to the close of that year. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would
actually be realized upon the liquidation of the Trust.    For
the purposes of this Subparagraph, the date of the Trustee's resignation or removal as provided in Article THIRTEENTH hereof or the date of termination of the Trust as provided in Article FOURTEENTH hereof shall be deemed to be the close of a year.
          (3) Unless the Company shall have filed with the Trustee written exceptions or objections to any such statement and account within 60 days after receipt thereof, the Company shall be deemed to have approved such statement and account; and in such case or upon the written approval by the Company of any such statement and account, the Trustee shall be forever released and discharged with respect to all matters and things contained in such statement and account as though it had been settled by decree of a court of competent jurisdiction in an action or proceeding to which the Company and all persons having any beneficial interest in the Trust were parties.
     (b) Nothing contained in this Agreement or in the Plans shall deprive the Trustee of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts or for instructions in connection with the Trust, the only other necessary party thereto in addition to the Trustee shall be the Company. If the Trustee so elects, it may bring in as a party or parties defendant any other person or persons. No person interested in the Trust, other than the Company, shall have a right to compel an accounting, judicial or otherwise, by the Trustee, and each such person shall be bound by all accountings by the Trustee to the Company, as herein provided, as if the account had been settled by decree of a court of competent jurisdiction in an action or proceeding to which such person was a party.
     TWELFTH: Administration of the Plans; Communications. (a) The Company shall administer the Plans as provided therein and subject to Paragraph (b) of Article THIRD and Paragraph (c) of Article EIGHTH hereof, or subject to any other delegation by the Company and assumption by the Trustee of the duties of administering the Plans, the Trustee shall not be responsible in any respect for administering the Plans nor shall the Trustee be responsible for the adequacy of the Trust to meet and discharge all payments and liabilities under the Plans. The Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an officer of the Company who is authorized to execute and deliver, in the name and on behalf of the Company, documents or instruments relating to the Trust (hereinafter an "Authorized Officer"). The Company, from time to time, shall furnish the Trustee with the names and specimen signatures of the Authorized Officers and shall promptly notify the Trustee of the termination of office of any Authorized Officer and the appointment of a successor thereto. Until notified to the contrary, the Trustee shall be fully protected in relying upon the most recent list of Authorized Officers furnished to it by the Company.
          (b) Any action required by any provision of this Agreement to be taken by the Board of Directors of the Company shall be evidenced by a resolution of such Board of Directors certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of the Company under any provision of this Agreement, including any approval of or exceptions to the Trustee's accounts, shall be evidenced by a certificate signed by an authorized officer, and the Trustee shall be fully protected in relying upon such certificate. The Trustee may accept a certificate signed by an authorized officer as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and the Trustee shall be fully protected in relying upon the statements in the certificate.
            (c) The Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by an authorized officer, and the Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.
          (d) Until written notice is given to the contrary, communications to the Trustee shall be sent to it at its office at 450 West 33rd Street, New York, New York 10001; communications to the Company shall be sent to it at its office at 39 Old Ridgebury Road, Danbury, Connecticut 06817.
     THIRTEENTH:  Resignation or Removal of Trustee.  (a)   The
Trustee may resign at any time other than during a Threatened Change in Control Period or after an Unfriendly Change in Control upon 60 days' written notice to the Company or such shorter period as is acceptable to the Company. During a Threatened Change in Control Period or after an Unfriendly Change in Control, the Trustee may resign only under one of the following circumstances:
          (1) The Trustee is no longer in the business, or is actively in the process of removing itself from the business, of acting as trustee for employee benefit plans.
          (2) The Trustee determines that a conflict of interest exists which would prohibit it from fulfilling its duties under this Agreement in an ethically proper manner, and a law firm (appointed by the President of the Association of the Bar of the City of New York, or by the American Arbitration Association, if the President of the Association of the Bar of the City of New York fails to so appoint within thirty days of a request for such appointment, or notifies the Trustee that it is unable to make such appointment) concurs with the Trustee. The Trustee shall use its best efforts to avoid the creation of such a conflict. The decision of such law firm shall be binding, but may be appealed in the same manner, and under the same conditions, as if it were made by an arbitrator. All costs incurred by the Trustee in connection with obtaining or appealing such a decision shall be reimbursable expenses pursuant to Article SEVENTH hereof.
          (3) The assets of the Trust have been exhausted or are insufficient to pay accrued and reasonably anticipated fees and expenses of the Trustee hereunder, the Company has refused voluntarily to pay the Trustee's accrued fees and expenses as required pursuant to Paragraph (d) of Article SEVENTH and the Trustee has been unsuccessful in obtaining a court order requiring the Company to make such payments or has been unable to collect on a judgment for such fees and expenses.
     Notwithstanding the above, the Trustee may resign for reasons set forth in (1) or (2) only if it has obtained the agreement of a bank with assets in excess of $2 billion and net worth in excess of $100 million to replace it as trustee under the terms of this Agreement. The decision rendered under (ii), if that is the reason for the Trustee's resignation, may expressly excuse the Trustee from this requirement. In any event, the Trustee shall continue to be custodian of the Trust assets until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee and the end of its custodianship of the Trust assets.
          (b) The Company, by action of its Board of Directors, may, other than during a Threatened Change in Control Period, remove the Trustee before an Unfriendly Change in Control, upon 60 days' written notice to the Trustee, or upon shorter notice if acceptable to the Trustees but in either event, if the removal occurs during the first three years of this Agreement, the Company shall pay to the Trustee all fees (but not expenses) which would have been due the Trustee for the remainder of such initial three-year period. If the removal occurs after the first three years of this Agreement, the Company shall pay to the Trustee all fees (but not expenses) which would have been due the Trustee through the next one-year anniversary of the effective date of this Agreement. The Company may not remove the Trustee during a Threatened Change in Control Period or after an Unfriendly Change in Control. In the event it resigns or is removed, the Trustee shall have a right to have its accounts settled as provided in Article ELEVENTH hereof.
          (c) Each successor trustee shall have the powers and duties conferred upon the Trustee in this Agreement, and the term "Trustee" as used in this Agreement shall be deemed to include any successor trustee. Upon designation or appointment of a successor trustee, the Trustee shall transfer and deliver the Trust to the successor trustee, reserving such sums as the Trustee shall deem necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid and to discharge any obligation of the Trust for which the Trustee may be liable. If the sums so reserved are not sufficient for these purposes, the Trustee shall be entitled to recover the amount of any deficiency from either the Company or the successor trustee, or both. When the Trust shall have been transferred and delivered to the successor trustee and the accounts of the Trustee have been settled as provided in Article ELEVENTH hereof, the Trustee shall be released and discharged from all further accountability or liability for the Trust and shall not be responsible in any way for the further disposition of the Trust or any part thereof.
     FOURTEENTH:  Amendment of Agreement; Termination of Trust.
(a) Subject to Paragraph (b) of this Article FOURTEENTH, the Company expressly reserves the right at any time to amend or terminate this Agreement and the Trust created thereby to any extent that it may deem advisable. No amendment shall be made without the Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase the Trustee's responsibilities hereunder. Such proposed amendment shall be delivered to the Trustee as a written instrument of amendment, duly executed and acknowledged by the Company and accompanied by a certified copy of a resolution of the Board of Directors of the Company authorizing such amendment. The Company also shall deliver to the Trustee a copy of any modifications or amendments to the Plans. The Trustee's consent shall not be required for the termination of the Trust or its removal as Trustee.
          (b) Notwithstanding any other provisions of this Agreement, the provisions of this Agreement and the Trust created thereby may not be amended after the date an Unfriendly Change in Control occurs without the written consent of a majority in number of participants and beneficiaries. The Trustee may request that the Company furnish evidence to establish that such a majority in number of participants and beneficiaries have granted written consent to such an amendment. The Trustee, after an Unfriendly Change in Control, upon written advice of counsel, may amend the provisions of this Agreement to the extent required by applicable law. The Company reserves the right to amend or eliminate this Paragraph (b) of Article FOURTEENTH prior to the date of an Unfriendly Change in Control.
          (c) In the event the Company terminates the Trust prior to the occurrence of an Unfriendly Change in Control, other than during a Threatened Change in Control Period, the Trustee (subject to the provisions of Paragraph (d) of Article THIRD and Article FIFTEENTH hereof and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligation of the Trust for which the Trustee may be liable) shall distribute all remaining assets of the Trust in accordance with the written directions of the Company.
            (d) In case any one or all of the Equalization Plan, the Supplemental Retirement Income Plan, the 1983 Bonus Deferral Plan, the 1984 Bonus Deferral Plan and the Key International Management Plan is terminated in whole or in part after an Unfriendly Change in Control occurs, then the Trustee, subject to the provisions of Paragraph (d) of Article THIRD, and Article FIFTEENTH hereof, and reserving such sums as the Trustee shall deem necessary in settling its accounts and to discharge any obligation of the Trust for which the Trustee may be liable) shall apply or distribute the Account established with regard to such Plan pursuant to Paragraph (a) of Article SECOND, in such manner and in such amounts as the Trustee shall determine based upon the most recent Participant Data (as defined in Paragraph
(b) of Article THIRD hereof) forwarded by the Company to the Trustee prior to such Unfriendly Change in Control and any supplemental information furnished to the Trustee by a participant or beneficiary upon which the Trustee may reasonably rely in making such a determination. After satisfying all liabilities with regard to such terminated Plan, from the Account established with regard to such Plan, the Trustee shall distribute the remaining assets in such Account in accordance with Paragraph (c)(8) of Article SECOND. Subject to Paragraph
(b) of Article FIFTEENTH, in the event of an Unfriendly Change in Control, the Trust shall continue in effect until the later of the fifth one year anniversary of the date on which an Unfriendly Change in Control occurs or the date upon which all of the participants' and beneficiaries' benefits under all of the Plans have been paid or otherwise provided for. Upon termination of the Trust, the Trustee shall have a right to have its account settled as provided in Article ELEVENTH hereof. Any assets remaining in the Trust after payment or provision for all benefits payable under the Plans, and after the Trustee has reserved such sums as it deems necessary for the payment of its expenses and fees hereunder shall be paid in accordance with the written directions of the Company. When the Trust assets shall have been so applied or distributed and the accounts of the Trustee shall have been so settled, the Trustee shall be released and discharged from all further accountability or liability respecting the Trust.
     FIFTEENTH: Prohibition of Diversion. (a) Except as provided in Paragraph (b) below, at no time prior to the satisfaction of all liabilities with respect to the beneficiaries under this Trust shall any part of the corpus and/or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of such beneficiaries and the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to participants in the Plans and their beneficiaries and defraying reasonable expenses of administering the Plans or performing any of the Trustee's duties under this Agreement.
          (b) Notwithstanding any provision of this Agreement to the contrary, the assets of the Trust shall at all times be subject to claims of the creditors of the Company. In the event that (1) a final judicial determination is entered that the Company is unable to pay its debts as such debts mature or (2) there shall have been filed by or against the Company in any court or other tribunal either of the United States or of any State or of any other authority now or hereafter exercising jurisdiction, a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of the Company's property under the present or any future Federal bankruptcy code or any other present or future applicable Federal, State or other bankruptcy or insolvency statute or law, then the Trustee shall not make payments from the Trust to any participant or beneficiary, but under either of such circumstances, the Trustee shall deliver any property held in the Trust only as a court or other tribunal of competent jurisdiction may direct to satisfy the claims of the Company's creditors. The Trustee shall resume payments under the terms of the Trust only after determining that the Company is not insolvent or after receiving a judicial decision to that effect. The Principal Financial Officer of the Company, or an officer of the Company with duties similar to those of a Principal Financial Officer, and the Board of Directors of the Company shall have the duty to inform the Trustee of the insolvency of the Company. The Trustee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including accountants, to aid it in making any determination with regard to the Company's insolvency under this Paragraph (b) of Article FIFTEENTH.
     SIXTEENTH: Prohibition of Assignment of Interest. No interest, right or claim in or to any part of the Trust or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.
     SEVENTEENTH: Affiliates. Any corporation that, directly or through one or more intermediaries, controls, is controlled by or is under common control with the Company may adopt and become a party to this Agreement by delivering to the Trustee an instrument in writing, duly executed and acknowledged, adopting and assuming jointly and severally the obligations of the Company under this Agreement and constituting and appointing the Company to be the agent and attorney in fact of such corporation for the purposes of giving or receiving notices, instructions, directions and other communications to or from the Trustee and approving the accounts of the Trustee, accompanied by duly certified copies of resolutions of the Board of Directors of such corporation adopting the Plans and approving and authorizing execution, acknowledgment and delivery of such instrument and a duly certified copy of a resolution of the Board of Directors of the Company approving and consenting to the same. Notwithstanding the foregoing, no Affiliate may become a party to this Agreement after an Unfriendly or Threatened Change in Control.
     EIGHTEENTH: Miscellaneous. (a) This Agreement shall be interpreted, construed and enforced, and the trust hereby created shall be administered, in accordance with the laws of the United States and of the State of New York. Nothing in this Agreement shall be construed to subject either the Trust created hereunder or the Plans to the Employee Retirement Income Security Act of 1974, as amended.
          (b) The titles to Articles of this Agreement are placed herein for convenience of reference only, and the Agreement is not to be construed by reference thereto.
           (c) This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Trustee, respectively and the Plans.
          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may be sufficiently evidenced by any counterpart.
          (e) If any provision of this Agreement is determined to be invalid or unenforceable the remaining provisions shall not for that reason alone also be determined to be invalid or unenforceable.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized officers under their corporate seals as of the day and year first above written.

                                  UNION CARBIDE CORPORATION


                                  By

ATTEST:


Secretary

                                   MANUFACTURERS HANOVER TRUST
                                      COMPANY


                                   By


ATTEST:


Trust Officer


                             EXHIBIT A

                        Authorization Pursuant to
                     Paragraph (c) of Article EIGHTH of
              Union Carbide Corporation Benefits Protection Trust

TO:     Manufacturers Hanover Trust Company

     This is to authorize the Manufacturers Hanover Trust Company, as Trustee of the Union Carbide Corporation Benefits Protection Trust (the "Trust"), to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf: [nature of claim]. The Trustee shall have the powers and be subject to the procedures set forth in Paragraph
(c) of Article EIGHTH of the Trust.
     Any proceedings by the Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.


                                           Participant




                               EXHIBIT B
                        Revocation of Authorization
                Pursuant to Paragraph (c) of Article EIGHTH of
              Union Carbide Corporation Benefits Protection Trust

To:     Manufacturers Hanover Trust Company

     This is to notify you that I revoke any prior authorization I have given to you as Trustee of the Union Carbide Corporation Benefits Protection Trust (the "Trust") to maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf: [nature of claim].
     I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.


                                                Participant





STATE OF CONNECTICUT        )
                            :  SS.  :
COUNTY OF                   )


     On this _____  day of ____________, 1989, before me
personally came ________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________, and that he is _________________ of UNION
CARBIDE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.











STATE OF NEW YORK          )
                           : SS.  :
COUNTY OF NEW YORK         )

     On this ____ day of______________, 1989, before me
personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________, and that he is a Vice President of MANUFACTURERS HANOVER TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instruments is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.









                           SCHEDULE 1

     1.     The Equalization Benefit Plan for Participants of the
Retirement Program Plan for Employees of Union Carbide
Corporation and Its Participating Subsidiary Companies
(hereinafter, together with all amendments thereto from time to time in effect, referred to as the "Equalization Plan").

     2. The Supplemental Retirement Income Plan (hereinafter, together with all amendments thereto from time to time in effect, referred to as the "Supplemental Retirement Income Plan").

      3.   The 1983 Union Carbide Bonus Deferral Program
(hereinafter, together with all amendments thereto from time to time in effect, referred to as the "1983 Bonus Deferral Plan").

      4.   The 1984 Union Carbide Bonus Deferral Program
(hereinafter, together with all amendments thereto from time to time in effect, referred to as the "1984 Bonus Deferral Plan").

      5.    The Benefit Plan for Designated Key International
Management Employees (hereinafter, together with all amendments thereto from time to time in effect, referred to as the "Key
International Management Plan").

      6. All outstanding severance compensation agreements of the Company as approved by the Board of Directors of the Company
(hereinafter, together with all amendments thereto from time to time in effect, referred to as "Severance Compensation
Agreements").






                       SCHEDULE 2

     1.     The Equalization Benefit Plan for Participants of the
Retirement Program Plan for Employees of Union Carbide
Corporation and It's Participating Subsidiary Companies.

     2.     The Supplemental Retirement Income Plan.

     3.     The 1983 Union Carbide Bonus Deferral Program.

     4.     The 1984 Union Carbide Bonus Deferral Program.

     5.     The Benefit Plan for Designated Key International
Management Employees.

     6. All outstanding severance compensation agreements of the Company as approved by the Board of Directors of the Company.
     7.     Special Severance Protection Program.





                     SCHEDULE 3

                   TRUSTEE'S FEES


Prior to Unfriendly Change in Control       $ 55,000 Annually
Subsequent to Unfriendly Change in Control  $200,000 Annually